FOR IMMEDIATE RELEASE

Media Relations:
Paula Heinkel
332.877.5339
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Investor Relations:
Michael Bender
212.708.7263
Investor.Relations@iff.com

IFF Reports Fourth Quarter and Full Year 2022 Results

NEW YORK, N.Y., (February 8, 2023) - International Flavors & Fragrances Inc. (NYSE: IFF) reported financial results for the fourth quarter and full year ended December 31, 2022.

Fourth Quarter 2022 Consolidated Summary:

Reported (GAAP)			Adjusted (Non-GAAP)[1]
Sales	Loss Before Taxes	EPS	Operating EBITDA	Operating EBITDA Margin	EPS ex Amortization
$2.8 B	$(5) M	$0.01	$441 M	15.5%	$0.97

Full Year 2022 Consolidated Summary:

Reported (GAAP)			Adjusted (Non-GAAP)[1]
Sales	Loss Before Taxes	EPS	Operating EBITDA	Operating EBITDA Margin	EPS ex Amortization
$12.4 B	$(1.6) B	$(7.21)	$2.5 B	19.7%	$5.55

Management Commentary
“IFF delivered solid financial results in 2022 in what continues to be a challenging operating environment,” said IFF CEO Frank Clyburn. “Throughout the year our team successfully executed on what we could control – pricing, productivity and portfolio optimization – to generate strong sales growth, enhance profitability and reduce our debt. At the same time, we introduced a refreshed growth-focused strategy, that deepens our commitment to customers, prioritizes our highest-return businesses, and expands productivity to drive long-term profitable growth. We are confident that these are the right strategies to navigate near-term challenges – as we balance growth, profitability and cash flow generation – and deliver long-term value creation for our shareholders.”

Fourth Quarter 2022 Consolidated Financial Results
•Reported net sales for the fourth quarter were $2.84 billion, a decrease of 6% compared to the prior year period. On a comparable basis2, currency neutral sales increased 4% versus the prior year period, led by a double-digit increase in Pharma and mid-single digit growth in Scent & Nourish.
1 Schedules at the end of this release contain reconciliations of reported GAAP to Non-GAAP metrics. See Use of Non-GAAP Financial Measures for explanations of our Non-GAAP metrics
2 Comparable results for full year 2022 is defined as 12 months (January thru December) of legacy IFF and N&B results in both the 2021 and 2022 periods, and excludes the impact of divestitures and acquisitions. Comparable results for the fourth quarter excludes the impact of divestitures and acquisitions.

•Loss before taxes on a reported basis for the fourth quarter was $5 million. Adjusted operating EBITDA for the fourth quarter was $441 million. On a combined basis2, currency neutral adjusted operating EBITDA decreased 5% as strong pricing actions and productivity gains were more than offset by lower volumes.
•Reported earnings per share (EPS) for the fourth quarter was $0.01. Adjusted EPS excluding amortization was $0.97 per diluted share.

Fourth Quarter 2022 Segment Summary: Growth vs. Prior Year

	Reported (GAAP)	Adjusted (Non-GAAP)	Comparable Currency Neutral (Non-GAAP)[2]	Comparable Currency Neutral Adjusted (Non-GAAP)[2]
	Sales	Operating EBITDA	Sales	Operating EBITDA
Nourish	(3)%	(22)%	4%	(11)%
Health & Biosciences	(22)%	(22)%	(3)%	(11)%
Scent	(2)%	8%	6%	25%
Pharma Solutions	8%	(12)%	15%	(10)%

Nourish Segment
•On a reported basis, sales were $1.58 billion. On a comparable basis2, currency neutral sales improved 4%, with strong growth in Food Design and Ingredients.
•Nourish adjusted operating EBITDA was $195 million and adjusted operating EBITDA margin was 12.4% in the fourth quarter. On a comparable basis2, currency neutral adjusted operating EBITDA declined 11% as strong price increases and productivity gains were offset by lower volumes.

Health & Biosciences Segment
•On a reported basis, sales were $501 million. On a comparable basis2, currency neutral sales declined 3% compared against strong double-digit growth in the prior year period. Performance was driven by strong growth in Animal Nutrition, Cultures and Food Enzymes that was more than offset by market-driven weakness in Health and Grain Processing.
•Health & Biosciences adjusted operating EBITDA was $121 million and adjusted operating EBITDA margin was 24.2% in the fourth quarter. On a comparable basis2, currency neutral adjusted operating EBITDA declined 11% as price increases and productivity gains were more than offset by lower volumes.

Scent Segment
•On a reported basis, sales were $545 million. On a comparable basis2, currency neutral sales improved 6% led by strong double-digit growth in Fine Fragrances and a mid single-digit improvement in Consumer Fragrance.
•Scent adjusted operating EBITDA was $95 million and adjusted operating EBITDA margin was 17.4% in the fourth quarter. On a comparable basis2, currency neutral adjusted operating EBITDA grew 25% led by favorable mix, pricing and productivity gains.

Pharma Solutions Segment
•On a reported basis, sales were $221 million. On a comparable basis2, currency neutral sales improved 15% led by strong double-digit growth in Core Pharma.
•Pharma Solutions adjusted operating EBITDA was $30 million and adjusted operating EBITDA margin was 13.6% in the fourth quarter. On a comparable basis2, currency neutral adjusted operating EBITDA declined 10% as price increases and productivity gains were more than offset by lower volumes.

Full Year 2022 Consolidated Financial Results
•Reported net sales for the full year were $12.44 billion, an increase of 7% compared to the prior year period. On a comparable basis2, currency neutral sales increased 9%, with growth achieved across all divisions, led by double-digit increases in Nourish and Pharma.
•Loss before taxes on a reported basis for the full year was $1.63 billion. Adjusted operating EBITDA for the full year was $2.46 billion. On a comparable basis2, currency neutral adjusted operating EBITDA increased 4%, as strong pricing and continued cost discipline more than offset inflationary pressures and lower volumes.

•Reported (loss) earnings per share (EPS) for the full year was $(7.21). Adjusted EPS excluding amortization was $5.55 per diluted share.
•Cash flow from operations for the full year was $345 million, and free cash flow defined as cash flow from operations less capital expenditures totaled $(159) million. Net debt to credit adjusted EBITDA at the end of the fourth quarter was 4.1x.

Full Year 2022 Segment Summary: Growth vs. Prior Year

	Reported (GAAP)	Adjusted (Non-GAAP)	Comparable Currency Neutral (Non-GAAP)[2]	Comparable Currency Neutral Adjusted (Non-GAAP)[2]
	Sales	Operating EBITDA	Sales	Operating EBITDA
Nourish	9%	0%	11%	5%
Health & Biosciences	0%	1%	4%	(1)%
Scent	2%	(9)%	8%	1%
Pharma Solutions	20%	35%	15%	25%

Nourish Segment
•On a reported basis, sales were $6.83 billion. On a comparable basis2, currency neutral sales improved 11% led by double-digit growth in Food Design and Ingredients and a mid single-digit increase in Flavors.
•Nourish adjusted operating EBITDA was $1.18 billion and adjusted operating EBITDA margin was 17.2% for the full year. On a comparable basis2, currency neutral adjusted operating EBITDA grew 5% led by strong price increases and productivity gains.
Health & Biosciences Segment
•On a reported basis, sales were $2.34 billion. On a comparable basis2, currency neutral sales improved 4% with growth in nearly all segments led by high single-digit increases in Cultures & Food Enzymes and Animal Nutrition.
•Health & Biosciences adjusted operating EBITDA was $634 million and adjusted operating EBITDA margin was 27.1% for the full year. On a comparable basis2, currency neutral adjusted operating EBITDA declined 1% as price increases and productivity gains were more than offset by lower volumes.

Scent Segment
•On a reported basis, sales were $2.30 billion. On a comparable basis2, currency neutral sales improved 8% driven by strong double-digit growth in Fine Fragrances, a high single-digit increase in Fragrance Ingredients and a mid single-digit performance in Consumer Fragrances.
•Scent adjusted operating EBITDA was $423 million and adjusted operating EBITDA margin was 18.4% for the full year. On a comparable basis2, currency neutral adjusted operating EBITDA grew 1% as strong volume growth, favorable mix and productivity were offset due to the time lag between full price realization relative to inflationary pressures.

Pharma Solutions Segment
•On a reported basis, sales were $971 million. On a comparable basis2, currency neutral sales improved 15% led by double-digit growth in Core Pharma.
•Pharma Solutions adjusted operating EBITDA was $222 million and adjusted operating EBITDA margin was 22.9% for the full year. On a comparable basis2, currency neutral adjusted operating EBITDA grew 25% led by volume growth, price increases and productivity gains.

2023 Financial Guidance
The Company expects full year 2023 sales to be approximately $12.5 billion, with an expected full year 2023 adjusted operating EBITDA of approximately $2.34 billion. The Company's full year guidance excludes approximately $350 million in sales and approximately $50 million in adjusted operating EBITDA for the anticipated Savory Solutions divestiture, which is expected to close in the second quarter of 2023.

Comparable currency neutral sales growth for 2023 is expected to be approximately 6%. On a comparable basis, full year 2022 sales were approximately $11.875 billion, excluding approximately

$565 million of sales related to the impact of divestitures and acquisitions in current and prior year periods.

Comparable currency neutral adjusted operating EBITDA growth for 2023 is expected to be approximately flat versus prior year. On a comparable basis, full year 2022 adjusted operating EBITDA was approximately $2.37 billion, excluding approximately $85 million of adjusted operating EBITDA related to the impact of divestitures and acquisitions in current and prior year periods.

Based on current market foreign exchange rates, the Company expects that foreign exchange will have zero impact to sales growth and approximately a 1% adverse impact to adjusted operating EBITDA growth in 2023.

The Company cannot reconcile its expected Adjusted Operating EBITDA without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time. These items include but are not limited to gains (losses) on sale of fixed assets, shareholder activism related costs, business divestiture costs including the anticipated Savory Solutions, employee separation costs, N&B inventory step-up costs, N&B transaction related costs, integration related costs and the impact of the merger with N&B.

A copy of the Company’s Annual Report on Form 10-K will be available on its website at www.iff.com or at www.sec.gov by March 1, 2023.

Audio Webcast
A live webcast to discuss the Company’s fourth quarter and full year 2022 financial results will be held on February 9, 2023, at 9:00 a.m. ET. The webcast and accompanying slide presentation may be accessed on the Company's IR website at ir.iff.com. For those unable to listen to the live webcast, a recorded version will be made available on the Company's website approximately one hour after the event and will remain available on IFF’s website for one year.
Cautionary Statement Under The Private Securities Litigation Reform Act of 1995
Statements in this press release, which are not historical facts or information, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current assumptions, estimates and expectations including those concerning the impacts of COVID-19 and our plans to respond to its implications; the expected impact of global supply chain challenges; expectations regarding sales and profit for the fiscal year 2023, including the impact of foreign exchange, pricing actions, raw materials, energy and sourcing, logistics and manufacturing costs; expectations of the impact of inflationary pressures and the pricing actions to offset exposure to such impacts; the impact of high input costs, including commodities, raw materials, transportation and energy; our ability to drive cost discipline measures and the ability to recover margin to pre-inflation levels; expectations regarding the implementation of our refreshed growth-focused strategy; the expected divestiture of Savory Solutions and the progress of our portfolio optimization strategy, through non-core business divestitures and acquisitions, such as the Health Wright Products acquisition; our combination with N&B, including the expected benefits and synergies of the N&B Transaction and future opportunities for the combined company; the success of our integration efforts and ability to deliver on our synergy commitments as well as future opportunities for the combined company; the success of our optimization of our portfolio; the impact of global economic uncertainty or recessionary pressures on demand for consumer products; the growth potential of the markets in which we operate, including the emerging markets; expected capital expenditures; the expected costs and benefits of our ongoing optimization of our manufacturing operations, including the expected number of closings; expected cash flow and availability of capital resources to fund our operations and meet our debt service requirements; our ability to drive reductions in expenses; our strategic investments in capacity and increasing inventory to drive improved profitability; our ability to innovate and execute on specific consumer trends and demands; our ability to enhance our innovation efforts and drive cost efficiencies; and our ability to continue to generate value for, and return cash to, our shareholders.

These forward-looking statements should be evaluated with consideration given to the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Certain of such forward-looking information may be identified by such terms as “expect”, “anticipate”, “believe”, “intend”, “outlook”, “may”, “estimate”, “should”, “predict” and similar terms or variations thereof. Such forward-looking statements are based on a series of expectations, assumptions, estimates and projections about the Company, are not guarantees of future results or performance, and involve significant risks, uncertainties and other factors, including assumptions and projections, for all forward periods. Our actual results may differ materially from any future results expressed or implied by such forward-looking statements.

Such risks, uncertainties and other factors include, among others, the following: (1) inflationary trends, including in the price of our input costs, such as raw materials, transportation and energy; (2) supply chain disruptions, geopolitical developments, including the Russia-Ukraine conflict, or climate-change related events (including severe weather events) that may affect our suppliers or procurement of raw materials; (3) disruption in the development, manufacture, distribution or sale of our products from COVID-19 and other public health crises; (4) risks related to the integration of the N&B business, including whether we will realize and benefits anticipated from the merger in the expected time frame; (5) our ability to successfully establish and manage acquisitions, collaborations, joint ventures or partnerships, or the failure to close strategic transactions or divestments; (6) our ability to successfully market to our expanded and diverse customer base; (7) our substantial amount of indebtedness and its impact on our liquidity and ability to return capital to its shareholders; (8) our ability to effectively compete in our market and develop and introduce new products that meet customers’ needs; (9) our ability to retain key employees; (10) changes in demand from large multi-national customers due to increased competition and our ability to maintain “core list” status with customers; (11) our ability to successfully develop innovative and cost-effective products that allow customers to achieve their own profitability expectations; (12) disruption in the development, manufacture, distribution or sale of our products from natural disasters, public health crises, international conflicts, terrorist acts, labor strikes, political crisis, accidents and similar events; (13) the impact of a significant data breach or other disruption in our information technology systems, and our ability to comply with data protection laws in the U.S. and abroad; (14) volatility and increases in the price of raw materials, energy and transportation; (15) our ability to comply with, and the costs associated with compliance with, regulatory requirements and industry standards, including regarding product safety, quality, efficacy and environmental impact; (16) our ability to meet increasing customer, consumer, shareholder and regulatory focus on sustainability; (17) defect, quality issues (including product recalls), inadequate disclosure or misuse with respect to the products and capabilities; (18) our ability to react in a timely and cost-effective manner to changes in consumer preferences and demands, including increased awareness of health and wellness; (19) our ability to benefit from our investments and expansion in emerging markets; (20) the impact of currency fluctuations or devaluations in the principal foreign markets in which we operate; (21) economic, regulatory and political risks associated with our international operations; (22) the impact of global economic uncertainty on demand for consumer products; (23) our ability to comply with, and the costs associated with compliance with, U.S. and foreign environmental protection laws; (24) our ability to successfully manage our working capital and inventory balances; (25) the impact of the failure to comply with U.S. or foreign anti-corruption and anti-bribery laws and regulations, including the U.S. Foreign Corrupt Practices Act; (26) any impairment on our tangible and intangible long lived assets, including goodwill associated with the N&B merger and the acquisition of Frutarom; (27) our ability to protect our intellectual property rights; (28) the impact of the outcome of legal claims, regulatory investigations and litigation; (29) changes in market conditions or governmental regulations relating to our pension and postretirement obligations; (30) the impact of changes in federal, state, local and international tax legislation or policies, including the Tax Cuts and Jobs Act, with respect to transfer pricing and state aid, and adverse results of tax audits, assessments, or disputes; (31) the impact of the United Kingdom’s departure from the European Union; (32) the impact of the phase out of the London Interbank Offered Rate (LIBOR) on interest expense; and (33) risks associated with our CEO transition, including the impact on employee hiring and retention.

The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. In addition, you should consult other disclosures made by the Company (such as in our other filings with the SEC or in company press releases) for other factors that may cause actual results to differ materially from those projected by the Company. Please refer to Part I. Item 1A., Risk Factors, of the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2022 for additional information regarding factors that could affect our results of operations, financial condition and liquidity.

We intend our forward-looking statements to speak only as of the time of such statements and do not undertake or plan to update or revise them as more information becomes available or to reflect changes in expectations, assumptions or results. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of, or any material adverse change in, one or more of the risk factors or risks and uncertainties referred to in this press release or included in our other periodic reports filed with the SEC could materially and adversely impact our operations and our future financial results. Any public statements or disclosures made by us following this press release that modify or impact any of the forward-looking statements contained in or accompanying this press release will be deemed to modify or supersede such outlook or other forward-looking statements in or accompanying this press release.

Use of Non-GAAP Financial Measures
We provide in this press release non GAAP financial measures, including: (i) comparable currency neutral sales; (ii) adjusted operating EBITDA and comparable currency neutral adjusted operating EBITDA; (iii) adjusted operating EBITDA margin; (iv) adjusted EPS ex amortization; (v) free cash flow; and (vi) net debt to credit adjusted EBITDA.

Our non-GAAP financial measures are defined below.

Currency Neutral metrics eliminate the effects that result from translating non-U.S. currencies to U.S. dollars. We calculate currency neutral numbers by translating current year invoiced sale amounts at the exchange rates used for the corresponding prior year period. We use currency neutral results in our analysis of subsidiary or segment performance. We also use currency neutral numbers when analyzing our performance against our competitors.

Adjusted operating EBITDA and adjusted operating EBITDA margin exclude depreciation and amortization expense, interest expense, other (expense) income, net, and certain non-recurring or unusual items such as acquisition related costs, restructuring and other charges, gains on sale of fixed assets, impairment of goodwill, impairment of long-lived assets, shareholder activism related costs, business divestiture costs, employee separation costs, strategic initiative costs, Global Shared Services implementation costs, Frutarom acquisition related costs, N&B inventory step-up costs, N&B transaction related costs and integration related costs.
Adjusted EPS ex Amortization excludes the impact of non-operational items including, acquisition related costs, restructuring and other charges, losses (gains) on sale of fixed assets, impairment of goodwill, impairment of long-lived assets, shareholder activism related costs, business divestiture costs, gains on business disposal, employee separation costs, strategic initiative costs, Global Shared Services implementation costs, Frutarom acquisition related costs, integration related costs, redemption value adjustment to EPS and non-cash items including the amortization of acquisition related intangible assets.

Free Cash Flow is operating cash flow (i.e. cash flow from operations) less capital expenditures.

Net debt to credit adjusted EBITDA is the leverage ratio used in our credit agreements and defined as net debt (which is debt for borrowed money less cash and cash equivalents) divided by the trailing 12-month credit adjusted EBITDA. Credit adjusted EBITDA is defined as income (loss) before income taxes, depreciation and amortization expense, interest expense, specified items and non-cash items.

Comparable results for full year 2022 is defined as 12 months (January thru December) of legacy IFF and N&B results in both the 2021 and 2022 periods, and excludes the impact of divestitures and acquisitions. Comparable results for the fourth quarter excludes the impact of divestitures and acquisitions. These non-GAAP measures are intended to provide additional information regarding our underlying operating results and comparable year over year performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. In discussing our historical and expected future results and financial condition, we believe it is meaningful for investors to be made aware of and to be assisted in a better understanding of, on a period to period comparable basis, financial amounts both including and excluding these identified items, as well as the impact of exchange rate fluctuations. These non-GAAP measures should not be considered in isolation or as substitutes for analysis of the Company’s results under GAAP and may not be comparable to other companies’ calculation of such metrics.
The Company cannot reconcile its expected Adjusted Operating EBITDA under "Financial Guidance" without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time. These items include but are not limited to gains (losses) on sale of fixed assets, shareholder activism related costs, business divestiture costs (including the anticipated Savory Solutions divestiture), employee separation costs, N&B inventory step-up costs, N&B transaction related costs, integration related costs and the impact of the merger with N&B.

Welcome to IFF
At IFF (NYSE: IFF), an industry leader in food, beverage, scent, health and biosciences, science and creativity meet to create essential solutions for a better world – from global icons to unexpected innovations and experiences. With the beauty of art and the precision of science, we are an international collective of thinkers who partners with customers to bring scents, tastes, experiences, ingredients and solutions for products the world craves. Together, we will do more good for people and planet. Learn more at iff.com, Twitter, Facebook, Instagram, and LinkedIn.

International Flavors & Fragrances Inc.
Consolidated Statements of Income (Loss)
(Amounts in millions except per share data)
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	% Change	2022	2021	% Change
Net sales	$2,844	$3,031	(6)%	$12,440	$11,656	7%
Cost of goods sold	1,975	2,050	(4)%	8,289	7,921	5%
Gross profit	869	981	(11)%	4,151	3,735	11%
Research and development expenses	143	166	(14)%	603	629	(4)%
Selling and administrative expenses	440	450	(2)%	1,768	1,749	1%
Restructuring and other charges	7	7	—%	12	41	(71)%
Amortization of acquisition-related intangibles	175	185	(5)%	727	732	(1)%
Impairment of goodwill	—	—	NMF	2,250	—	NMF
Impairment of long-lived assets	—	—	NMF	120	—	NMF
Gains on sale of fixed assets	(1)	—	NMF	(3)	(1)	200%
Operating profit (loss)	105	173	(39)%	(1,326)	585	NMF
Interest expense	104	73	42%	336	289	16%
Other expense (income), net	6	(14)	(143)%	(37)	(58)	(36)%
(Loss) income before taxes	(5)	114	(104)%	(1,625)	354	NMF
(Benefit from) provision for income taxes	(9)	22	(141)%	211	75	181%
Net income (loss)	4	92	(96)%	(1,836)	279	NMF
Net income attributable to non-controlling interest	1	2	(50)%	7	9	(22)%
Net income (loss) attributable to IFF shareholders	$3	$90	(97)%	$(1,843)	$270	NMF

Net income (loss) per share - basic (1)	$0.01	$0.35		$(7.21)	$1.11
Net income (loss) per share - diluted (1)	$0.01	$0.35		$(7.21)	$1.10

Average number of shares outstanding - basic	255	255		255	243
Average number of shares outstanding - diluted	255	255		255	243
(1) Net income (loss) per share reflects adjustments related to the redemption value of certain redeemable non-controlling interests.
NMF Not meaningful

International Flavors & Fragrances Inc.
Condensed Consolidated Balance Sheets
(Amounts in millions)
(Unaudited)

	December 31,
	2022	2021
Cash, cash equivalents and restricted cash	$493	$715
Receivables, net	1,818	1,906
Inventories	3,151	2,516
Other current assets	1,970	1,850
Total current assets	7,432	6,987

Property, plant and equipment, net	4,203	4,368
Goodwill and other intangibles, net	22,437	26,920
Other assets	1,318	1,383
Total assets	$35,390	$39,658

Short-term borrowings	$597	$632
Other current liabilities	3,141	3,001
Total current liabilities	3,738	3,633

Long-term debt	10,373	10,768
Non-current liabilities	3,486	4,035

Redeemable non-controlling interests	59	105

Shareholders' equity	17,734	21,117
Total liabilities and shareholders' equity	$35,390	$39,658

International Flavors & Fragrances Inc.
Consolidated Statements of Cash Flows
(Amounts in millions)
(Unaudited)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(1,836)	$279
Adjustments to reconcile to net cash provided by operations:
Depreciation and amortization	1,179	1,156
Deferred income taxes	(294)	(236)
(Gains) losses on sale of fixed assets	(3)	(1)
Gains on business divestiture	(11)	—
Stock-based compensation	49	54
Pension contributions	(36)	(37)
Amortization of inventory step-up	—	368
Impairment of goodwill	2,250	—
Impairment of long-lived assets	120	—
Changes in assets and liabilities, net of acquisitions:
Trade receivables	(117)	(169)
Inventories	(893)	(363)
Accounts payable	(57)	419
Accruals for incentive compensation	(34)	96
Other current payables and accrued expenses	101	4
Other assets/liabilities, net	(73)	(127)
Net cash provided by operating activities	345	1,443
Cash flows from investing activities:
Cash paid for acquisitions, net of cash received	(110)	—
Additions to property, plant and equipment	(504)	(393)
Additions to intangible assets	(2)	(4)
Proceeds from disposal of assets	8	18
Proceeds from unwinding of derivative instruments	173	—
Cash provided by the Merger with N&B	11	246
Net proceeds received from business divestiture	1,169	115
Net cash provided by (used in) investing activities	745	(18)
Cash flows from financing activities:
Cash dividends paid to shareholders	(810)	(667)
Dividends paid to redeemable non-controlling interest	—	(2)
Increase (decrease) in revolving credit facility and short term borrowings	104	(105)
Proceeds from issuance of commercial paper (maturities after three months)	225	—
Repayments of commercial paper (maturities after three months)	(421)	—
Net borrowings of commercial paper (maturities less than three months)	48	324
Deferred financing costs	—	(3)
Repayments of long-term debt	(300)	(828)
Purchases of redeemable non-controlling interest	(47)	—
Proceeds from issuance of long-term debt	—	3
Contingent consideration paid	—	(14)
Employee withholding taxes paid	(21)	(21)
Other, net	(7)	3
Net cash used in financing activities	(1,229)	(1,310)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(77)	(59)
Net change in cash, cash equivalents and restricted cash	(216)	56
Cash, cash equivalents and restricted cash at beginning of year	716	660
Cash, cash equivalents and restricted cash at end of year	$500	$716
The following table reconciles cash, cash equivalents and restricted cash between the Company's statement of cash flows for the periods ended December 31, 2022 and December 31, 2021 to the amounts reported in the Company's balance sheet:

AMOUNTS IN MILLIONS	December 31, 2022	December 31, 2021	December 31, 2020
Current assets
Cash and cash equivalents	$483	$711	$650
Restricted cash	10	4	7
Noncurrent assets
Restricted cash included in Other assets	7	1	3
Cash, cash equivalents and restricted cash	$500	$716	$660

International Flavors & Fragrances Inc.
Reportable Segment Performance
(Amounts in millions)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net Sales
Nourish	$1,577	$1,626	$6,829	$6,264
Health & Biosciences	501	646	2,339	2,329
Scent	545	555	2,301	2,254
Pharma Solutions	221	204	971	809
Consolidated	$2,844	$3,031	$12,440	$11,656

Segment Adjusted Operating EBITDA
Nourish	$195	$251	$1,176	$1,172
Health & Biosciences	121	156	634	625
Scent	95	88	423	463
Pharma Solutions	30	34	222	165
Total	441	529	2,455	2,425
Depreciation & Amortization	(282)	(295)	(1,179)	(1,156)
Interest Expense	(104)	(73)	(336)	(289)
Other (expense) income, net	(6)	14	37	58
Acquisition Related Costs	6	—	4	—
Restructuring and Other Charges	(7)	(7)	(12)	(41)
Gains on Sale of Fixed Assets	1	—	3	1
Impairment of Goodwill	—	—	(2,250)	—
Impairment of Long-Lived Assets	—	—	(120)	—
Shareholder Activism Related Costs	—	—	(3)	(7)
Business Divestiture Costs	(19)	(21)	(110)	(42)
Employee Separation Costs	(7)	(1)	(11)	(29)
Strategic Initiative Costs	(3)	—	(3)	—
Global Shared Services Implementation Costs	(4)	—	(5)	—
Frutarom Acquisition Related Costs	—	(2)	(1)	(2)
N&B Inventory Step-Up Costs	—	(5)	—	(368)
N&B Transaction Related Costs	—	—	—	(91)
Integration Related Costs	(21)	(25)	(94)	(105)
(Loss) Income Before Taxes	$(5)	$114	$(1,625)	$354

Segment Adjusted Operating EBITDA Margin
Nourish	12.4%	15.4%	17.2%	18.7%
Health & Biosciences	24.2%	24.1%	27.1%	26.8%
Scent	17.4%	15.9%	18.4%	20.5%
Pharma Solutions	13.6%	16.7%	22.9%	20.4%
Consolidated	15.5%	17.5%	19.7%	20.8%

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Gross Profit
	Fourth Quarter
(DOLLARS IN MILLIONS)	2022	2021
Reported (GAAP)	$869	$981
N&B Inventory Step-Up Costs	—	5
Integration Related Costs (h)	—	1
Adjusted (Non-GAAP)	$869	$987

Reconciliation of Selling and Administrative Expenses
	Fourth Quarter
(DOLLARS IN MILLIONS)	2022	2021
Reported (GAAP)	$440	$450
Acquisition Related Costs (a)	6	—
Business Divestiture Costs (b)	(19)	(21)
Employee Separation Costs (c)	(7)	(1)
Strategic Initiative Costs (d)	(3)	—
Global Shared Services Implementation Costs (e)	(4)	—
Frutarom Acquisition Related Costs (g)	—	(2)
Integration Related Costs (h)	(21)	(23)
Adjusted (Non-GAAP)	$392	$403

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Amounts in millions)
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Net (Loss) Income and EPS
	Fourth Quarter
	2022				2021
(DOLLARS IN MILLIONS)	(Loss) income before taxes	Benefit from income taxes (i)	Net income attributable to IFF (j)	Diluted EPS (k)	Income before taxes	Provision for income taxes (i)	Net income attributable to IFF (j)	Diluted EPS
Reported (GAAP)	$(5)	$(9)	$3	$0.01	$114	$22	$90	$0.35
Acquisition Related Costs (a)	(6)	(1)	(5)	(0.02)	—	—	—	—
Restructuring and Other Charges	7	1	6	0.02	7	2	5	0.02
Losses (Gains) on Sale of Fixed Assets	(1)	—	(1)	—	—	—	—	—
Business Divestiture Costs (b)	19	(73)	92	0.36	21	5	16	0.06
Gains on Business Disposal	3	14	(11)	(0.04)	(13)	(14)	1	0.01
Employee Separation Costs (c)	7	—	7	0.03	1	—	1	—
Strategic Initiative Costs (d)	3	1	2	0.01	—	—	—	—
Global Shared Services Implementation Costs (e)	4	1	3	0.01	—	—	—	—
Pension Settlement (f)	—	—	—	—	2	—	2	0.01
Frutarom Acquisition Related Costs (g)	—	—	—	—	2	—	2	0.01
N&B Inventory Step-Up Costs	—	—	—	—	5	—	5	0.02
Integration Related Costs (h)	21	5	16	0.07	25	6	19	0.07
Adjusted (Non-GAAP)	$52	$(61)	$112	$0.44	$164	$21	$141	$0.55

Reconciliation of Adjusted (Non-GAAP) EPS ex. Amortization
	Fourth Quarter
(DOLLARS AND SHARE AMOUNTS IN MILLIONS)	2022	2021
Numerator
Adjusted (Non-GAAP) Net Income	$112	$141
Amortization of Acquisition related Intangible Assets	175	185
Tax impact on Amortization of Acquisition related Intangible Assets (i)	40	45
Amortization of Acquisition related Intangible Assets, net of tax (l)	135	140
Adjusted (Non-GAAP) Net Income ex. Amortization	$247	$281

Denominator
Weighted average shares assuming dilution (diluted)	255	255
Adjusted (Non-GAAP) EPS ex. Amortization	$0.97	$1.10

(a)	Represents costs related to the acquisition of Health Wright Products, primarily consulting and legal fees, offset in part by earn out adjustments.
(b)	Represents costs related to the Company's sales and planned sales of businesses, primarily legal and professional fees.
(c)	Represents costs related to severance, including accelerated stock compensation expense, for certain employees and executives who have been separated or will separate from the Company.
(d)	Represents costs related to the Company's strategic assessment and business portfolio optimization efforts, primarily consulting fees.
(e)	Represents costs related to the Company's efforts of restructuring the Global Shared Services Centers, primarily consulting fees.
(f)	Represents pension settlement charges incurred in one of the Company's UK pension plans.
(g)	Represents transaction-related costs and expenses related to the acquisition of Frutarom, primarily includes earn-out payments, net of adjustments.

(h)	Represents costs related to integration activities since 2018, primarily for Frutarom and N&B. For 2022, represents costs primarily related to external consulting fees and internal integration costs, including salaries of individuals who are fully dedicated to integration efforts. For 2021, represents costs primarily related to performance stock awards and consulting fees for advisory services.
(i)	The income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which are non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. The tax benefit for amortization is calculated in a similar manner as the tax effects of the non-GAAP adjustments.
(j)	For 2022 and 2021, net income is reduced by income attributable to non-controlling interest of $1 million and $2 million, respectively.
(k)	The sum of these items does not foot due to rounding.
(l)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Gross Profit
	Year Ended December 31,
(DOLLARS IN MILLIONS)	2022	2021
Reported (GAAP)	$4,151	$3,735
Employee Separation Costs (f)	—	1
N&B Inventory Step-Up Costs	—	368
Integration Related Costs (m)	2	4
Adjusted (Non-GAAP)	$4,153	$4,108

Reconciliation of Selling and Administrative Expenses
	Year Ended December 31,
(DOLLARS IN MILLIONS)	2022	2021
Reported (GAAP)	$1,768	$1,749
Acquisition Related Costs (a)	4	—
Restructuring and Other Charges	—	(1)
Shareholder Activism Related Costs (d)	(3)	(7)
Business Divestiture Costs (e)	(110)	(42)
Employee Separation Costs (f)	(11)	(27)
Strategic Initiative Costs (g)	(3)	—
Global Shared Services Implementation Costs (h)	(5)	—
Frutarom Acquisition Related Costs (k)	(1)	(2)
N&B Transaction Related Costs (l)	—	(91)
Integration Related Costs (m)	(92)	(99)
Adjusted (Non-GAAP)	$1,547	$1,480

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Amounts in millions)
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Net (Loss) Income and EPS
	Year Ended December 31,
	2022				2021
(DOLLARS IN MILLIONS)	(Loss) income before taxes	Provision for income taxes (o)	Net (loss) income attributable to IFF (p)	Diluted EPS	Income before taxes	Provision for income taxes (o)	Net income attributable to IFF (p)	Diluted EPS
Reported (GAAP)	$(1,625)	$211	$(1,843)	$(7.21)	$354	$75	$270	$1.10
Acquisition Related Costs (a)	(4)	—	(4)	(0.02)	—	—	—	—
Restructuring and Other Charges	12	2	10	0.04	41	9	32	0.13
Losses (Gains) on Sale of Fixed Assets	(3)	(1)	(2)	(0.01)	(1)	—	(1)	—
Impairment of Goodwill (b)	2,250	—	2,250	8.81	—	—	—	—
Impairment of Long-Lived Assets (c)	120	24	96	0.38	—	—	—	—
Shareholder Activism Related Costs (d)	3	1	2	0.01	7	2	5	0.02
Business Divestiture Costs (e)	110	(70)	180	0.70	42	10	32	0.12
Gains on Business Disposal	(11)	(96)	85	0.34	(13)	(14)	1	0.01
Employee Separation Costs (f)	11	1	10	0.04	29	2	27	0.11
Strategic Initiative Costs (g)	3	1	2	0.01	—	—	—	—
Global Shared Services Implementation Costs (h)	5	1	4	0.01	—	—	—	—
Pension Income Adjustment (i)	—	—	—	—	(17)	(4)	(13)	(0.05)
Pension Settlement (j)	—	—	—	—	2	—	2	0.01
Frutarom Acquisition Related Costs (k)	1	—	1	—	2	—	2	0.01
N&B Inventory Step-Up Costs	—	—	—	—	368	79	289	1.19
N&B Transaction Related Costs (l)	—	—	—	—	91	19	72	0.29
Integration Related Costs (m)	94	23	71	0.28	105	24	81	0.33
Redemption value adjustment to EPS (n)	—	—	—	(0.01)	—	—	—	0.01
Adjusted (Non-GAAP)	$966	$97	$862	$3.37	$1,010	$202	$799	$3.28

Reconciliation of Adjusted (Non-GAAP) EPS ex. Amortization
	Year Ended December 31,
(DOLLARS AND SHARE AMOUNTS IN MILLIONS)	2022	2021
Numerator
Adjusted (Non-GAAP) Net Income	$862	$799
Amortization of Acquisition related Intangible Assets	727	732
Tax impact on Amortization of Acquisition related Intangible Assets (o)	170	158
Amortization of Acquisition related Intangible Assets, net of tax (q)	557	574
Adjusted (Non-GAAP) Net Income ex. Amortization	$1,419	$1,373

Denominator
Weighted average shares assuming dilution (diluted)	255	244
Adjusted (Non-GAAP) EPS ex. Amortization	$5.55	$5.63

(a)	Represents costs related to the acquisition of Health Wright Products, primarily consulting and legal fees, offset in part by earn out adjustments.

(b)	Represents costs related to the impairment of goodwill in the Health & Biosciences reporting unit.
(c)	Represents costs related to the impairment of intangible and fixed assets of an asset group that operates primarily in Russia.
(d)	Represents shareholder activist related costs, primarily professional fees.
(e)	Represents costs related to the Company's sales and planned sales of businesses, primarily legal and professional fees.
(f)	Represents costs related to severance, including accelerated stock compensation expense, for certain employees and executives who have been separated or will separate from the Company.
(g)	Represents costs related to the Company's strategic assessment and business portfolio optimization efforts, primarily consulting fees.
(h)	Represents costs related to the Company's efforts of restructuring the Global Shared Services Centers, primarily consulting fees.
(i)	Represents catch-up of net pension income from prior periods that had been excluded from their respective periods.
(j)	Represents pension settlement charges incurred in one of the Company's UK pension plans.
(k)	Represents transaction-related costs and expenses related to the acquisition of Frutarom, primarily includes earn-out payments, net of adjustments.
(l)	Represents transaction costs and expenses related to the transaction with N&B, primarily legal and professional fees.
(m)	Represents costs related to integration activities since 2018, primarily for Frutarom and N&B. For 2022, represents costs primarily related to external consulting fees and internal integration costs, including salaries of individuals who are fully dedicated to integration efforts. For 2021, represents costs primarily related to performance stock awards and consulting fees for advisory services.
(n)	Represents the adjustment to EPS related to the excess of the redemption value of certain redeemable non-controlling interests over their existing carrying value.
(o)	The income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which are non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. The tax benefit for amortization is calculated in a similar manner as the tax effects of the non-GAAP adjustments.
(p)	For 2022, net loss is increased by income attributable to non-controlling interest of $7 million. For 2021, net income is reduced by income attributable to non-controlling interest of $9 million.
(q)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.

International Flavors & Fragrances Inc.
Debt Covenants
(Amounts in millions)
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Credit Adjusted EBITDA to Net Loss
(DOLLARS IN MILLIONS)	Year Ended December 31, 2022
Net loss	$(1,843)
Interest expense	336
Income taxes	211
Depreciation and amortization	1,179
Specified items(1)	2,605
Non-cash items(2)	35
Credit Adjusted EBITDA	$2,523
 _______________________
(1)Specified items for the 12 months ended December 31, 2022 of $2.605 billion, consisted of acquisition related costs, restructuring and other charges, impairment of goodwill, impairment of long-lived assets, shareholder activism related costs, business divestiture costs, employee separation costs, strategic initiative costs, Global Shared Services implementation costs, Frutarom acquisition related costs and integration related costs.
(2)Non-cash items represent all other adjustments to reconcile net (loss) income to net cash provided by operations as presented on the Statements of Cash Flows, including gains on sale of fixed assets, gains on business disposal and stock-based compensation.

Net Debt to Total Debt
(DOLLARS IN MILLIONS)	December 31, 2022
Total debt(1)	$10,987
Adjustments:
Cash and cash equivalents(2)	535
Net debt	$10,452
 _______________________
(1)Total debt used for the calculation of net debt consists of short-term debt, long-term debt, short-term finance lease obligations and long-term finance lease obligations.
(2)Cash and cash equivalents includes approximately $52 million currently in Assets Held for Sale on the Consolidated Balance Sheets.

International Flavors & Fragrances Inc.
Comparable Reportable Segment Performance
(Amounts in millions)
(Unaudited)
The following information and schedule provides reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedule is not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net Sales
Nourish(1)	$1,577	$1,626	$6,829	$6,458
Health & Biosciences(2)	486	538	2,281	2,302
Scent	545	555	2,301	2,254
Pharma Solutions	221	204	971	880
Consolidated	$2,829	$2,923	$12,382	$11,894
Segment Adjusted Operating EBITDA
Nourish(1)	$195	$252	$1,176	$1,202
Health & Biosciences(2)	120	147	633	667
Scent	95	88	423	463
Pharma Solutions	30	34	222	182
Total	440	521	2,454	2,514
Depreciation & Amortization	(282)	(295)	(1,179)	(1,156)
Interest Expense	(104)	(73)	(336)	(289)
Other (expense) income, net	(6)	14	37	58
Acquisition Related Costs	6	—	4	—
Restructuring and Other Charges	(7)	(7)	(12)	(41)
Gains on Sale of Fixed Assets	1	—	3	1
Impairment of Goodwill	—	—	(2,250)	—
Impairment of Long-Lived Assets	—	—	(120)	—
Shareholder Activism Related Costs	—	—	(3)	(7)
Business Divestiture Costs	(19)	(21)	(110)	(42)
Employee Separation Costs	(7)	(1)	(11)	(29)
Strategic Initiative Costs	(3)	—	(3)	—
Global Shared Services Implementation Costs	(4)	—	(5)	—
Frutarom Acquisition Related Costs	—	(2)	(1)	(2)
Compliance Review & Legal Defense Costs	—	—	—	—
N&B Inventory Step-Up Costs	—	(5)	—	(368)
N&B Transaction Related Costs	—	—	—	(91)
Integration Related Costs	(21)	(25)	(94)	(105)
Impact of Business Divestitures(3)	—	8	—	18
Impact of Business Acquisitions(4)	1	—	1	—
Impact of Merger with N&B(5)	—	—	—	(107)
(Loss) Income Before Taxes	$(5)	$114	$(1,625)	$354

Segment Adjusted Operating EBITDA Margin
Nourish	12.4%	15.5%	17.2%	18.6%
Health & Biosciences	24.7%	27.3%	27.8%	29.0%
Scent	17.4%	15.9%	18.4%	20.5%
Pharma Solutions	13.6%	16.7%	22.9%	20.7%
Consolidated	15.6%	17.8%	19.8%	21.1%

______________________
(1)Nourish sales and segment adjusted operating EBITDA information for the fourth quarter and year ended December 31, 2021 exclude the results of the Fruit Preparation business to present fully comparable scenarios of the Company due to divestiture of the business in the fourth quarter of 2021. As a result, there is no impact of the Fruit Preparation business for the 2022 period.
(2)Health & Biosciences sales and segment adjusted operating EBITDA information for the fourth quarter and year ended December 31, 2022 exclude the results of Health Wright Products and for the fourth quarter and year ended December 31, 2021 exclude the results of the Microbial Control business unit to present fully comparable scenarios of the Company as the acquisition of Health Wright Products was completed on April 1, 2022 and the divestiture of the Microbial Control business unit was completed on July 1, 2022. As a result, there was no impact from Health Wright Products and the Microbial Control business unit for the 2021 and 2022 periods, respectively.
(3)Information related to the amounts exclude the results of the Fruit Preparation business and Microbial Control business unit to present fully comparable scenarios of the Company due to divestiture of the businesses in the fourth quarter of 2021 and third quarter of 2022, respectively.
(4)Information related to the amounts exclude the results of Health Wright Products to present fully comparable scenarios of the Company as the acquisition of Health Wright Products was completed on April 1, 2022.
(5)Information related to the amounts included from merger with N&B was received directly from DuPont and management believes such information is reliable. DuPont has not provided the underlying adjustments for the amounts included, but based on management's review of financial statement and other scheduled information provided, we believe the amounts reflected are reasonable. For the year ended December 31, 2021, amounts include N&B results for January 2021 to reflect the same period N&B is included in IFF results in 2022.

The pro forma historical segment information has been presented for informational purposes only and is not necessarily indicative of what IFF's results of operations actually would have been, had the N&B transaction occurred on the date indicated below. In addition, the pro forma historical segment information does not purport to project the future operating results of the Company, shown below:

(DOLLARS IN MILLIONS)	January 2021
	Pro Forma Sales	Pro Forma Adjusted Operating EBITDA
Nourish	$247	$37
Health & Biosciences	189	53
Scent	—	—
Pharma Solutions	71	17

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
Comparable Foreign Exchange Impact
(Unaudited)

Q4 Nourish	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	(3)%	(22)%	(3.0)%
Portfolio Impact	0%	0%	(0.1)%
% Change - Comparable	(3)%	(23)%	(3.1)%
Currency Impact	7%	12%	0.9%
% Change - Currency Neutral	4%	(11)%	(2.2)%

Q4 Health & Biosciences	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	(22)%	(22)%	0.1%
Portfolio Impact	13%	4%	(2.7)%
% Change - Comparable	(10)%	(18)%	(2.6)%
Currency Impact	7%	7%	0.3%
% Change - Currency Neutral	(3)%	(11)%	(2.3)%

Q4 Scent	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	(2)%	8%	1.5%
Portfolio Impact	0%	0%	0.0%
% Change - Comparable	(2)%	8%	1.5%
Currency Impact	8%	17%	1.4%
% Change - Currency Neutral	6%	25%	2.9%

Q4 Pharma Solutions	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	8%	(12)%	(3.1)%
Portfolio Impact	0%	0%	0.0%
% Change - Comparable	8%	(12)%	(3.1)%
Currency Impact	7%	2%	(0.4)%
% Change - Currency Neutral	15%	(10)%	(3.5)%

Q4 Consolidated	Sales	Adjusted Operating EBITDA	Adjusted Operating EBITDA Margin
% Change - Reported	(6)%	(17)%	(2.0)%
Portfolio Impact	3%	1%	(0.2)%
% Change - Comparable	(3)%	(16)%	(2.2)%
Currency Impact	7%	11%	0.7%
% Change - Currency Neutral	4%	(5)%	(1.5)%
 _______________________
Note: The sum of these items may not foot due to rounding.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
Comparable Foreign Exchange Impact
(Unaudited)

YTD Nourish	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	9%	0%	(1.5)%
Portfolio Impact	(3)%	(3)%	0.1%
% Change - Comparable	6%	(2)%	(1.4)%
Currency Impact	5%	7%	0.3%
% Change - Currency Neutral	11%	5%	(1.1)%

YTD Health & Biosciences	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	0%	1%	0.3%
Portfolio Impact	(1)%	(7)%	(1.5)%
% Change - Comparable	(1)%	(5)%	(1.2)%
Currency Impact	5%	4%	(0.2)%
% Change - Currency Neutral	4%	(1)%	(1.4)%

YTD Scent	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	2%	(9)%	(2.1)%
Portfolio Impact	0%	0%	0.0%
% Change - Comparable	2%	(9)%	(2.1)%
Currency Impact	6%	10%	0.8%
% Change - Currency Neutral	8%	1%	(1.3)%

YTD Pharma Solutions	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	20%	35%	2.5%
Portfolio Impact	(10)%	(13)%	(0.3)%
% Change - Comparable	10%	22%	2.2%
Currency Impact	5%	3%	(0.5)%
% Change - Currency Neutral	15%	25%	1.7%

YTD Consolidated	Sales	Adjusted Operating EBITDA	Adjusted Operating EBITDA Margin
% Change - Reported	7%	1%	(1.1)%
Portfolio Impact	(3)%	(4)%	(0.2)%
% Change - Comparable	4%	(2)%	(1.3)%
Currency Impact	5%	6%	0.3%
% Change - Currency Neutral	9%	4%	(1.0)%
 _______________________
Note: The sum of these items may not foot due to rounding.